UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2021, Fluor Corporation (the “Corporation”) entered into a consulting agreement (the “Agreement”) with Mr. D. Michael Steuert, the Corporation’s former Chief Financial Officer, pursuant to which Mr. Steuert will provide advisory and consultation services to the Corporation through December 31, 2023. Mr. Steuert will receive (i) $500,000 in restricted stock units based on the closing share price on March 29, 2021, which vest immediately and will be settled in common stock, and (ii) eight quarterly payments of $110,000 to be paid in cash beginning in January 2022. Mr. Steuert may also assist the Corporation in any litigation or investigations involving the Corporation for an additional fee of $500 per hour. The Agreement also includes a non-competition restriction. The foregoing description of Mr. Steuert’s Agreement is a summary and is qualified by reference to the terms of the Agreement, which will be filed with the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2021	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary